SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2011

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 250

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (918) 488-0828

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2011, Deltak, L.L.C. (the “Seller”), a wholly-owned subsidiary of Global Power Equipment Group Inc. (“Global Power”), entered into an agreement to sell substantially all of its assets to Hamon Acquisitions, Inc. (the “Buyer”), a wholly-owned subsidiary of Hamon Corporation, which, in turn, is a subsidiary of Hamon & Compagnie International SA, pursuant to that certain Asset Purchase Agreement (the “Agreement”), dated as of August 5, 2011, by and between the Seller and the Buyer.

The Seller’s business focuses on the design and construction of specialty boiler systems and small to mid-sized heat recovery steam generator systems and the provision of field support and quality assurance services with respect thereto. Under the terms of the Agreement, the Seller agreed to sell substantially all of its assets to the Buyer. In exchange, the Buyer agreed to pay the Seller $31.0 million in cash (the “Purchase Price”), subject to specified working capital adjustments. The Buyer has also agreed to assume certain liabilities pursuant to the terms of the Agreement.

At closing, approximately $7.0 million of the Purchase Price will be deposited in escrow, in order to cover any indemnification obligations, working capital adjustments and warranty obligations for customer contracts not being assumed. Approximately $3.0 million of the amount deposited in escrow, minus any amounts owed to the Buyer under the terms of the Agreement, will be released on the first anniversary of the closing date and the balance will be released by the fifth anniversary of the closing date or, for a portion of the escrowed funds, the earlier expiration of the contract warranty period for certain customer contracts in respect of which the Buyer has agreed to discharge warranty obligations on the Seller’s behalf. The sale is expected to be completed by September 30, 2011. The Agreement contains customary representations, warranties and covenants, including non-compete provisions, as well as customary closing conditions.

Other than in respect to this transaction, there are no material relationships between the Buyer and Hamon Corporation or its affiliates, directors, officers or associates and the Seller and Global Power or their affiliates, directors, officers or associates. The Purchase Price was determined through arms-length negotiation between the Buyer and Hamon Corporation, on one hand, and the Seller and Global Power, on the other.

Global Power’s press release, issued on August 5, 2011 announcing this transaction and the execution of the Agreement, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated August 5, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2011

Global Power Equipment Group Inc.

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
General Counsel, Secretary and
Vice President of Business Development

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated August 5, 2011